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                                                            EXHIBIT 99.B-(d)(39)

                                    FORM OF
                        INVESTMENT SUB-ADVISORY AGREEMENT
                         SEI INSTITUTIONAL MANAGED TRUST

         AGREEMENT made this ______ day of January, 2003 between SEI Investments Management Corporation (the "Adviser") and Goldman Sachs Asset Management, a business unit of the Investment Management Division of Goldman, Sachs & Co., a New York limited partnership organized under the laws of the State of New York (the "Sub-Adviser").

         WHEREAS, SEI Institutional Managed Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 16, 1994 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to a portion of each series of the Trust (the "GSAM Portion") set forth on Schedule A attached hereto (each a "Fund," and collectively, the "Funds"), as such Schedule may be amended by mutual agreement of the parties hereto; and

         WHEREAS, the Sub-Adviser acknowledges the Fund may have one or more other sub-advisers and that the Adviser shall from time to time determine the portion of a Fund's assets to be managed by the Sub-Adviser. With respect to a Fund, the Sub-Adviser shall be responsible only for the GSAM Portion and the Sub-Adviser shall have no responsibility for any other portion(s) or segment(s) of a Fund.

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of each Fund, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       DUTIES OF THE SUB-ADVISER. Subject to supervision by the
         Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with each Fund's investment objectives, policies and restrictions as stated in each Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by each Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 (the "Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.


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(c)      The Sub-Adviser shall determine the Assets to be purchased or sold by each Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers (including futures commission merchants ("FCM")) to carry out the policy with respect to brokerage set forth in the Funds' Registration Statement (as defined herein), Prospectus, policies and procedures adopted by the Board of Trustees or as the Adviser may direct from time to time, in conformity with all federal securities laws. The Sub-Adviser shall not be held responsible for and be released from any obligation or cost which results from entering into a transaction with any affiliated entity (other than affiliates of the Sub-Adviser) not identified to the Sub-Adviser by the Adviser.

         In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act")). Consistent with any guidelines established by the Board of Trustees of the Trust, a written copy of which shall be provided to Sub-Adviser, and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for each Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Funds. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers and FCMs that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Funds' Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act. Without limiting the foregoing, the Sub-Adviser may engage in agency transactions with any of its affiliated broker-dealers, subject to best execution, in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, Section 17(e) of the Act and Rule 17e-1 thereunder and other applicable laws and regulations.

         The Adviser hereby agrees and consents that the Sub-Adviser and its affiliates are authorized to execute agency cross transactions (collectively "Cross transactions") for a Fund provided such transactions comply with the Rule 206(3)-2 under the Investment


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         Advisers Act of 1940 ("Advisers Act"), Rule 17e-1 under the 1940 Act and any other applicable laws or regulations. Cross transactions are transactions which may be effected by the Sub-Adviser or its affiliates acting as broker for both a Fund and the counterparty to the transaction. Cross transactions enable the Sub-Adviser to purchase or sell a block of securities for an account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. However, the Adviser should note that the Sub-Adviser has a potentially conflicting division of loyalties and responsibilities regarding both parties to Cross transactions and that the Sub-Adviser, or any of its affiliates, if acting as broker, may receive commissions from both parties to such transactions. The Sub-Adviser acknowledges that it is prohibited from recommending any Cross transaction to clients on both sides of the transaction and understands that its authority as the Sub-Adviser to execute Cross transactions for the Account is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from a Fund, and that the failure to terminate such authorization will result in its continuation.

         In connection with any Cross transactions, the Sub-Adviser will provide the Adviser with a written confirmation of the transaction that includes the information required by Rule 206(3)-2(a)(2) of the Advisers Act. In addition, quarterly, the Sub-Adviser will provide a Fund with a written disclosure statement that includes the information required by Rule 206(3)-2(a)(3) and other reports or information that a Fund or Adviser may reasonably request, including information equivalent to that required for transactions executed in reliance on Rule 17e-1.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
         (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

         The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of each Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to a Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).


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(e)      The Sub-Adviser shall provide the Funds' custodian on each business day with information relating to all transactions concerning the Funds' Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

         The Adviser understands that the Sub-Adviser is part of a worldwide, full service investment banking, broker-dealer, asset management organization, and as such, the Sub-Adviser and its affiliates and their managing directors, directors, officers and employees have multiple advisory, transactional and financial and other interests as more fully described in the Sub-Adviser 's Form ADV, Part II, a copy of which the Adviser acknowledges receipt at least 48 hours prior to signing this Agreement. The Adviser understands that the Sub-Adviser's affiliates offer a broad range of brokerage and investment banking services, that the employees of the Sub-Adviser and its affiliates may from time to time act as directors, officers, or employees of companies whose securities are publicly traded, and that as a result, such employees may acquire information of a confidential nature. The Adviser agrees that the Sub-Adviser may, but shall not be required to, render investment advice with respect to any such company, and that the Sub-Adviser may in its discretion withhold any such knowledge or information or refuse to advise with respect to such company, whether or not the Assets shall include securities of such company, if in the Sub-Adviser's judgment the disclosure of such knowledge or information or the rendering of investment advice on the basis thereof would be unfair, inequitable, a breach of any fiduciary obligation of the Sub-Adviser to some other person, or unlawful. For the same reasons, the Sub-Adviser may, in its discretion, exclude securities and other property from the Assets, and the Sub-Adviser shall not be required to give advice on securities and other property which it or its affiliates have distributed, are distributing or propose to distribute. The Sub-Adviser and any affiliated parties may give advice and take action in the performance of their duties with respect to any of their clients which may differ from advice given, or the timing or nature of action taken, with respect to the Funds. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser or any affiliated parties any obligation to purchase or sell or to recommend for purchase or sale for the Funds any security or other property which the Sub-Adviser or any affiliated parties may purchase or sell for their own account or for the account of any other client, if in the Sub-Adviser's sole discretion, such action or such recommendation is undesirable or impractical for the Funds. Nothing in this Agreement shall limit or restrict the Sub-Adviser or any affiliated parties from trading for their own account. The Sub-Adviser or any affiliated parties or other clients may have or trade in investments which are at the same time being traded for the Funds. The Sub-Adviser shall have no obligation to acquire for the Funds a position which the Sub-Adviser or any affiliated parties may acquire for their own or the account of another client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor any client or class of clients in the allocation of investment opportunities.


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(g)      The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held as Assets in a Fund consistent with the Sub-Adviser's proxy voting guidelines and procedures. The Adviser shall instruct the custodian and other parties providing services to a Fund to promptly forward misdirected proxies to the Sub-Adviser.

         Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's control affiliates, partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE ADVISER. The Adviser represents, warrants and agrees that:

(a) The Adviser has been duly authorized by the Board of Trustees of the Funds to delegate to the Sub-Adviser the provision of investment services to the Funds as contemplated hereby.

(b) The Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (i) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (ii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary in order to perform the services contemplated by this Agreement; (iii) has the authority to enter into and perform the services contemplated by this Agreement; and
         (iv) will immediately notify the other party to the Agreement of the occurrence of any event that would disqualify it from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(c) The Adviser represents and warrants that the Trust (including the Funds) is duly registered as an open-end investment company under the 1940 Act and shall promptly notify the Sub-Adviser if the Trust (including the Funds) is no longer so registered or covered by an applicable exemption from registration.


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4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE SUB-ADVISER. The
         Sub-Adviser represents, warrants and agrees that:

(a) The Sub-Adviser is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (i) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (ii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary in order to perform the services contemplated by this Agreement; (iii) has the authority to enter into and perform the services contemplated by this Agreement; and
         (iv) will immediately notify the other party to the Agreement of the occurrence of any event that would disqualify it from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act.

5. USE OF GOLDMAN SACHS NAME. It is understood that the name "Goldman, Sachs & Co." or "Goldman Sachs" or any derivative thereof, any tradename, trademark, trade device, service mark, symbol or logo associated with those name are the valuable property of the Sub-Adviser and that the Adviser has the right to use such name (or derivative or logo), in offering materials or promotional or sales-related materials of the Funds, only with the prior written approval of the Sub-Adviser, such approval not to be unreasonably withheld, and for so long as the Sub-Adviser is Sub-Adviser of a Fund. Notwithstanding the foregoing, the Sub-Adviser's approval is not required when (i) previously approved materials are re-issued with minor modifications, (ii) the Adviser and Sub-Adviser identify materials which they jointly determine do not require the Sub-Adviser's approval and (iii) used as required to be disclosed in the registration statement of the Funds. Upon termination of this Agreement, a Fund and the Adviser shall forthwith cease to use such name (or derivative or logo), although the Adviser may continue to use such name (or derivative or logo) as permitted by other then current sub-advisory agreements in which the Adviser and Sub-Adviser have executed.

6. TAX COMPLIANCE TESTS. The Adviser shall be responsible for performing compliance tests to monitor a Fund's compliance with subchapter M of the Internal Revenue Code.

7. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and


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(c)      Prospectus of each Fund.

8. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

9. INDEMNIFICATION; LIMITATION OF LIABILITY. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities, damages or litigation (including reasonable attorney's fees and other related expenses) incurred by the Adviser caused by the willful misconduct, gross negligence, or material breach of this Agreement by Sub-Adviser, provided, however, that the Sub-Adviser's obligation under this Paragraph 9 shall be reduced to the extent that the claim against, or the loss, liability, damage or litigation experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

         The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities, damages or litigation (including reasonable attorney's fees and other related expenses) incurred by the Sub-Adviser caused by (i) the willful misconduct, gross negligence, or material breach of this Agreement by the Adviser; and
         (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus covering shares of a Fund, all marketing materials and advertising, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to a Fund or the Adviser by the Sub-Adviser, provided, however, that the Adviser's obligation under this Paragraph 9 shall be reduced to the extent that the claim against, or the loss, liability, damage or litigation experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

         Without limitation, the Sub-Adviser shall not have breached any obligation to the Adviser and shall incur no liability for losses resulting from force majeure or other events beyond the control of the Sub-Adviser, including without limitation any failure, default or delay in performance resulting from computer failure or a breakdown in communications not reasonably within the control of the Sub-Adviser. No warranty is given by the Sub-Adviser as to the performance or profitability of the Funds or any part thereof or that the investment objectives of the Funds, including without limitation its risk control or return objectives, will be successfully accomplished and the Sub-Adviser shall have no liability in respect of any losses arising as a result of any failure to achieve such objectives absent willful misconduct, bad faith, gross negligence or the reckless disregard of its duties under this Agreement.


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         Further, the Adviser and Sub-Adviser agree that Adviser shall be solely responsible for determining which tax lot securities will be sold in seeking to minimize tax consequences to the Tax-Managed Large Cap Fund (the "Tax-Managed Fund"). The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities, damages or litigation (including reasonable attorney's fees and other related expenses) incurred by the Adviser caused by the implementation of the Tax-Managed Fund's tax-oriented goals or failure to appropriately sell securities in seeking to limit tax consequences to the Tax-Managed Fund.

         Without limiting the foregoing, the Sub-Adviser shall have no liability for any act or omission taken by the Adviser, another sub-adviser, or any other third party, in respect of the non-GSAM Portion of a Fund.

10. DURATION AND TERMINATION. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of a Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

         This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to a Fund
         (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 10, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

11. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

12. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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13.      NOTICE: Any notice, advice or report to be given pursuant to this
         Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Adviser at:           SEI Investments Management Corporation
                                      One Freedom Valley Road
                                      Oaks, PA 19456
                                      Attention:  Legal Department

         To the Sub-Adviser at:       Goldman Sachs Asset Management
                                      85 Broad Street
                                      New York, NY  10004
                                      Attention:  Office of the General Counsel

14. NON-HIRE/NON-SOLICITATION. The Sub-Adviser hereby agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of six months following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, the Sub-Adviser's Investment Advisory Services group or any successor group providing similar services shall not for any reason, directly or indirectly, on the Sub-Adviser's own behalf or on behalf of others, hire any person employed by the Adviser, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will. The Sub-Adviser further agrees that, to the extent that the Sub-Adviser breaches the covenant described in this paragraph, the Adviser shall be entitled to pursue all appropriate remedies in law or equity.

15. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Paragraph 15, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 10 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.


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16.      MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of a Fund or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI INVESTMENTS MANAGEMENT CORPORATION        GOLDMAN SACHS ASSET MANAGEMENT,
                                              A BUSINESS UNIT OF THE INVESTMENT
                                              MANAGEMENT DIVISION OF GOLDMAN,
                                              SACHS & CO.

By:                                           By:

-----------------------------------------     ----------------------------------

Name:                                         Name:

-----------------------------------------     ----------------------------------

Title:                                        Title:

-----------------------------------------     ----------------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                         GOLDMAN SACHS ASSET MANAGEMENT,
  A BUSINESS UNIT OF THE INVESTMENT MANAGEMENT DIVISION OF GOLDMAN, SACHS & CO.

                             AS OF JANUARY ___, 2003


                         SEI INSTITUTIONAL MANAGED TRUST

                              LARGE CAP GROWTH FUND
                           TAX MANAGED LARGE CAP FUND

                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                         GOLDMAN SACHS ASSET MANAGEMENT,
  A BUSINESS UNIT OF THE INVESTMENT MANAGEMENT DIVISION OF GOLDMAN, SACHS & CO.

                             AS OF JANUARY ___, 2003

Pursuant to Paragraph 8, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

         SEI INSTITUTIONAL MANAGED TRUST

                Large Cap Growth Fund                       0.20%
                Tax Managed Large Cap Fund                  0.20%


Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION        GOLDMAN SACHS ASSET MANAGEMENT,
                                              A BUSINESS UNIT OF THE INVESTMENT
                                              MANAGEMENT DIVISION OF GOLDMAN,
                                              SACHS & CO.

By:                                           By:

-----------------------------------------     ----------------------------------


Name:                                         Name:

-----------------------------------------     ----------------------------------

Title:                                        Title:

-----------------------------------------     ----------------------------------